UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2013

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Completion of Offering of 4.50% Senior Notes due 2018

On March 13, 2013, Meritage Homes Corporation, a Maryland corporation (the “Company”), completed an offering of $175,000,000 aggregate principal amount of 4.50% Senior Notes due 2018 (the “2018 Notes”) that are guaranteed (the “Guarantees,” and collectively with the 2018 Notes, the “Securities”) by certain of the Company’s subsidiaries (the “Guarantors”). The Securities were offered to investors in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.

The Securities were issued pursuant to an Indenture dated March 13, 2013 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “2018 Indenture”). The material terms of the 2018 Notes and the 2018 Indenture are described below.

The 2018 Notes are the general unsecured obligations of the Company. The 2018 Notes will rank senior in right to all future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the 2018 Notes and pari passu in right of payment with all existing and future unsecured obligations of the Company that are not so subordinated. The 2018 Notes bear interest at 4.50% per annum, payable on March 1 and September 1 of each year, commencing on September 1, 2013. Interest on the 2018 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Prior to February 1, 2018, the Company may redeem the 2018 Notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments on the 2018 Notes being redeemed, discounted to the date of redemption (on a semiannual basis) at a discount rate equal to the rate payable with respect to comparable treasury securities plus 0.50%. On or after February 1, 2018, the Company may redeem any or all of the 2018 Notes at any time at a redemption price equal to 100% of the principal amount of the 2018 Notes being redeemed. The Company will also pay accrued interest on any 2018 Notes being redeemed to the redemption date.

The terms of the 2018 Indenture, among other things, generally limit, subject to exceptions, the ability of the Company and certain of its subsidiaries to (i) incur secured indebtedness and (ii) enter into certain sale and leaseback transactions.

The 2018 Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the 2018 Indenture; defaults under certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the 2018 Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the 2018 Notes then outstanding may declare the principal of, premium, of any, and accrued interest on all the 2018 Notes immediately due and payable. In addition, in the event there is both (i) a change in control and (ii) a ratings decline by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., the Company will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any) to the date of repurchase.

The foregoing description of the 2018 Notes and the 2018 Indenture is only a summary and is qualified in its entirety by reference to the full text of the 2018 Indenture, including the form of note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

In connection with the sale of the 2018 Notes, the Company and the Guarantors entered into a Registration Rights Agreement dated as of March 13, 2013 (the “Registration Rights Agreement”), with the initial purchasers of the 2018 Notes. Pursuant to the Registration Rights Agreement, the Company will use its reasonable best efforts to register with the Securities and Exchange Commission exchange notes (“Exchange Notes”), which will have substantially identical terms as the 2018 Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), so the Company can offer to exchange freely tradable Exchange Notes for the 2018 Notes.

The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

On March 13, 2013, the Company issued a press release announcing the closing of the offering of Notes described above. A copy of this press release is attached as Exhibit 99.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

Expiration of Early Tender Period in Tender Offer for 7.731% Senior Subordinated Notes due 2017

On February 27, 2013, the Company announced in a press release the commencement of a cash tender offer to purchase any and all of its $99,825,000 outstanding principal amount of 2017 Notes and a related solicitation of consents (together, the “Tender Offer and Consent Solicitation”) from the holders of the 2017 Notes to certain amendments to the 2017 Indenture (the “Proposed Amendments”). On March 13, 2013, the Company announced in a press release the expiration of the early tender period in the Tender Offer and Consent Solicitation, and the preliminary results of the Tender Offer and Consent Solicitation.

The Tender Offer and Consent Solicitation will expire at 12:00 midnight, New York City time, on March 26, 2013, unless extended, after which the Company will announce final results of the Tender Offer and Consent Solicitation. As previously disclosed on February 27, 2013, the Tender Offer and Consent Solicitation is part of a series of related financing transactions that also included the private placement of 2018 Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release that the Company issued on March 13, 2013 is attached as Exhibit 99.2.

Notice of Redemption for 7.731% Senior Subordinated Notes due 2017

On March 13, 2013, the Company delivered a notice of redemption (the “Notice”) to the holders of the 2017 Notes. The Notice provides for the Company’s redemption, pursuant to the terms of the 2017 Indenture, of all $99,825,000 outstanding aggregate principal amount of 2017 Notes on April 12, 2013 (the “Redemption Date”) that were not validly tendered and not validly withdrawn in the Tender Offer and Consent Solicitation at a redemption price equal to 102.90% of the principal amount of each outstanding note plus accrued and unpaid interest to the Redemption Date. Any and all 2017 Notes still outstanding following the expiration of the Tender Offer and Consent Solicitation will be redeemed in accordance with the Notice.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Indenture for 4.50% Senior Notes due 2018, and Form of Note

10.1	Registration Rights Agreement relating to 4.50% Senior Notes due 2018

99.1	Press Release dated March 13, 2013, announcing the closing of a private offering of $175 million of 4.50% Senior Notes due 2018

99.2	Press Release dated March 13, 2013, announcing results of tender offer as of the early tender date for 7.731% Senior Subordinated Notes due 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2013

MERITAGE HOMES CORPORATION

By:	/s/ LARRY W. SEAY
Larry W. Seay
Executive Vice President and Chief Financial Officer

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